UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, Freeport-McMoRan Copper & Gold Inc. (FCX) announced that Timothy R. Snider, President and Chief Operating Officer of FCX, will retire effective April 1, 2008.  FCX issued a press release announcing the new operations management structure, a copy of which is attached as Exhibit 99.1.

In connection with this announcement, Mr. Snider has resigned as President and Chief Operating Officer of FCX effective December 31, 2007, and Richard C. Adkerson has been elected to serve as President of FCX, effective January 1, 2008, in addition to his current position of Chief Executive Officer.  Mr. Adkerson, age 60, has served as the Chief Executive Officer of FCX since 2003 and as a director of FCX since 2006.  He served as President of FCX from 1997 to March 2007 and served as Chief Financial Officer of FCX from October 2000 to December 2003.

Mr. Adkerson has an employment agreement and change of control agreement with FCX as disclosed in FCX’s most recent proxy statement filed with the Securities and Exchange Commission on June 5, 2007.  There are no transactions in which Mr. Adkerson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  December 19, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated December 13, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces New Operations Management Structure.”